Exhibit 99.1

MARRIOTT INTERNATIONAL, INC.

LETTER OF TRANSMITTAL AND CONSENT

Offers to Exchange

All Outstanding Starwood Hotels & Resorts Worldwide, LLC

(formerly known as Starwood Hotels & Resorts Worldwide, Inc.)

Notes of the Series Specified Below

and

Solicitation of Consents to Amend the Related Indentures and Notes

Early Participation Date: 5:00 p.m., New York City Time, December 2, 2016, unless extended

Expiration Date: 11:59 p.m., New York City Time, December 16, 2016, unless extended

CUSIP No.	Series of Notes Issued by Starwood to be Exchanged	Aggregate Principal Amount	Series of Notes to be Issued by Marriott

85590AAL8	6.750% Notes due May 15, 2018	$370,626,000	6.750% Series S Notes due May 15, 2018

85590AAN4	7.150% Notes due December 1, 2019	$209,445,000	7.150% Series T Notes due December 1, 2019

85590AAP9	3.125% Notes due February 15, 2023	$326,333,000	3.125% Series U Notes due February 15, 2023

85590AAQ7	3.750% Notes due March 15, 2025	$350,000,000	3.750% Series V Notes due March 15, 2025

85590AAR5	4.500% Notes due October 1, 2034	$300,000,000	4.500% Series W Notes due October 1, 2034

THE EXCHANGE OFFERS WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 16, 2016, UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE

VALIDLY WITHDRAWN BEFORE THE EXPIRATION DATE. BY TENDERING YOUR NOTES, YOU WILL BE DEEMED TO HAVE VALIDLY DELIVERED YOUR CONSENT TO THE PROPOSED AMENDMENTS TO THE APPLICABLE STARWOOD INDENTURES WITH RESPECT TO THE RELEVANT SERIES OF STARWOOD NOTES. CONSENTS MAY BE REVOKED BEFORE THE EXPIRATION DATE BY VALIDLY WITHDRAWING THE RELATED TENDER OF STARWOOD NOTES BEFORE THE EXPIRATION DATE.

Deliver to the Exchange Agent:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only): (212) 430-3775 or (212) 430-3779	By Mail or Hand: 65 Broadway–Suite 404 New York, New York 10006

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND CONSENT SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND CONSENT IS COMPLETED.

The undersigned hereby acknowledges receipt of the prospectus dated November 18, 2016 (the “Prospectus”) of Marriott International, Inc., as issuer (“Marriott”), and this Letter of Transmittal and Consent (this “Letter of Transmittal”), which together describe (a) the offers of Marriott (each, an “exchange offer” and collectively, the “exchange offers”) to exchange each validly tendered and accepted note (each, a “Starwood Note” and collectively, the “Starwood Notes”) of a series listed on the cover page of this Letter of Transmittal issued by Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc., “Starwood”), for a new note (each, a “Marriott Note” and collectively, the “Marriott Notes”) of a corresponding series to be issued by Marriott and (b) the solicitation of consents (each, a “consent solicitation” and collectively, the “consent solicitations”) to amend the Starwood Indentures and the Starwood Notes, in the case of each of (a) and (b) above, upon the terms and subject to the conditions described in the Prospectus and this Letter of Transmittal. Capitalized terms used herein without definition have the meanings ascribed to them in the Prospectus.

Upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, in exchange for each $1,000 principal amount of Starwood Notes that you validly tendered before 5:00 p.m., New York City time, on Friday, December 2, 2016 (the “Early Consent Date”) and do not validly withdraw and is accepted for exchange by Marriott, you will receive the total exchange consideration (the “Total Consideration”), which consists of $1,000 principal amount of Marriott Notes and a cash amount of $1.00, and includes the early participation premium (the “Early Participation Premium”), which consists of $30 principal amount of Marriott Notes. Upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal, in exchange for each $1,000 principal amount of Starwood Notes that is validly tendered after the Early Participation Date but before the Expiration Date and not validly withdrawn and is accepted for exchange by Marriott, holders will receive only the exchange consideration (the “Exchange Consideration”), which equals the Total Consideration less the Early Participation Premium of $30 principal amount of Marriott Notes, and therefore consists of $970 principal amount of Marriott Notes and a cash amount of $1.00.

The Marriott Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. If, under the terms of the exchange offers, any tendering holder is entitled to receive a Marriott Note in a principal amount that is not $2,000 or whole multiple of $1,000 in excess of $2,000, the principal amount of such Marriott Note will be rounded down to $2,000 or the nearest whole multiple of $1,000 in excess of $2,000, and Marriott will pay cash equal to the remaining portion of the exchange price of the Starwood Note tendered in exchange therefor (plus accrued and unpaid interest on the principal representing such portion of such principal amount of such Starwood Note that was rounded down from the last interest payment date on such tendered Starwood Note to, but not including, the settlement date).

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed in the Prospectus under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations” (the “Requisite Consent Conditions”), including, among other things, the receipt of valid consents to the proposed amendments from the holders of at least a majority of the outstanding aggregate principal amount of each series of Starwood Notes (the “Requisite Consents”). We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement relating to the Marriott Notes has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective with respect to any series of Starwood Notes for which the Requisite Consents are received and the Requisite Consent Conditions have been satisfied or, where permitted, waived.

This Letter of Transmittal is to be used to accept one or more of the exchange offers if the applicable Starwood Notes are (i) to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”) or (ii) held in certificated form and thus are to be physically delivered to the exchange agent. Unless you intend to tender Starwood Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the exchange offers.

Holders of Starwood Notes tendering Starwood Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants accepting the applicable exchange offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offers as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of Starwood Notes under a notice of guaranteed delivery is not permitted and any Starwood Notes so delivered shall not be considered validly tendered.

Holders of Starwood Notes held in certificated form tendering any of those Starwood Notes must complete, execute and deliver this Letter of Transmittal, any signature guarantees and other required documents, as well as the certificate representing those Starwood Notes that the holder wishes to tender in the applicable exchange offer. Delivery is not complete until the required items are actually received by the exchange agent.

Holders tendering Starwood Notes will thereby consent to the proposed amendments to the applicable Starwood Indentures and the applicable Starwood Notes, as described in the Prospectus. The completion, execution and delivery of this Letter of Transmittal (or the delivery by DTC of an agent’s message in lieu thereof) constitutes the delivery of a consent with respect to the Starwood Notes tendered.

Subject to the terms and conditions of the exchange offers and the consent solicitations and applicable law, Marriott will deposit with the exchange agent (in each case, as more fully described in the Prospectus):

•	Marriott Notes (in book-entry form); and

•	the cash consideration.

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, Marriott will issue new Marriott Notes in book-entry form and pay the cash consideration promptly following the Expiration Date of the exchange offers (in exchange for Starwood Notes that are properly tendered (and not validly withdrawn) and accepted for exchange by Marriott).

The exchange agent will act as agent for the tendering holders for the purpose of receiving any cash payments from Marriott. DTC will receive the Marriott Notes from Marriott and deliver Marriott Notes (in book-entry form) to or at the direction of those holders. DTC will make each of these deliveries on the same day it receives Marriott Notes with respect to Starwood Notes accepted for exchange, or as soon thereafter as practicable.

The term “holder” with respect to the exchange offers and the consent solicitations means any person in whose name Starwood Notes are registered on the books of Starwood or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offers and the consent solicitations. Holders who wish to tender their Starwood Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL (INCLUDING THE INSTRUCTIONS HERETO) AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

To effect a valid tender of Starwood Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Starwood Notes Tendered and in Respect of Which Consents are Delivered” below and sign this Letter of Transmittal where indicated.

The Marriott Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below, and the payment of the cash consideration will be made by credit to the DTC account of the undersigned (unless specified otherwise in the “Special Payment Instructions” below) in immediately available funds. Failure to provide the information necessary to effect delivery of Marriott Notes will render a tender defective and Marriott will have the right, which it may waive, to reject such tender.

The Starwood Notes to which this Letter of Transmittal relates should be listed below. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF STARWOOD NOTES TENDERED AND IN RESPECT OF WHICH

CONSENTS ARE DELIVERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	Series/CUSIP No.*	Certificate Number(s) **	Aggregate Principal Amount Represented ***	Principal Amount Tendered And As To Which Consents Are Delivered****

*	Enter the title and the CUSIP Number of the series of Starwood Notes being tendered and as to which consents are being delivered.
**	Need not be completed by Holders tendering by book-entry transfer (see below).
***	Unless otherwise indicated in the column labeled “Principal Amount Tendered And As To Which Consents Are Delivered” and subject to the terms and conditions set forth in the Prospectus, a Holder will be deemed to have tendered the entire aggregate principal amount represented by the Starwood Notes indicated in the column labeled “Aggregate Principal Amount Represented.” The Marriott Notes will be issued only in denominations of $2,000 and integral multiples of $1,000; if Marriott would otherwise be required to issue a Marriott Note in a denomination other than $2,000 or a whole multiple of $1,000, Marriott will, in lieu of such issuance, issue a Marriott Note in a principal amount rounded down to the nearest whole multiple of $1,000 and pay cash amount equal to the remaining portion of the exchange price of the Starwood Note tendered in exchange therefor, plus accrued and unpaid interest on the principal amount representing such portion of such principal amount of such Starwood Note that was so rounded down from the last interest payment on such tendered Starwood Note to, but not including, the settlement date.
****	For a valid tender, consents must be given for all Notes tendered. Accordingly, consents will be deemed to be delivered for all Starwood Notes tendered.

☐	CHECK HERE IF TENDERED STARWOOD NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED STARWOOD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

By crediting the Starwood Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offers, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the Starwood Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such Starwood Notes all provisions of this Letter of

Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby (a) tenders to Marriott, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of each series of Starwood Notes indicated in the table above entitled “Description of Starwood Notes Tendered and in Respect of Which Consents are Delivered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the series of Starwood Notes indicated in such table) and (b) consents, with respect to such principal amount or amounts, to the proposed amendments described in the Prospectus to the applicable Starwood Indentures and the Starwood Notes and to the execution of a supplemental indenture (each a “Supplemental Indenture”) effecting such proposed amendments.

The undersigned understands that the tender and consent made hereby will remain in full force and effect unless and until such tender and consent are withdrawn and revoked in accordance with the procedures set forth in the Prospectus. The undersigned understands that the consent may not be revoked and tendered Starwood Notes may not be withdrawn after the Expiration Date, 11:59 p.m., New York City time, on Friday, December 16, 2016, unless extended.

If the undersigned is not the registered holder of the Starwood Notes indicated in the table above entitled “Description of Starwood Notes Tendered and in Respect of which Consents are Delivered” or such holder’s legal representative or attorney-in-fact (or, in the case of Starwood Notes held through DTC, the DTC participant for whose account such Starwood Notes are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in-fact) to deliver a consent in respect of such Starwood Notes on behalf of the holder thereof, and such proxy is being delivered with this Letter of Transmittal.

The consummation of the exchange offers is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the Requisite Consent Conditions, including, among other things, the receipt of valid consents to the proposed amendments to the Starwood Indentures and the Starwood Notes of a majority in principal amount of each series of Starwood Notes outstanding. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date. The proposed amendments may become effective with respect to any series of Starwood Notes for which the Requisite Consents are received and the Requisite Consent Conditions have been satisfied or, where permitted, waived.

The undersigned understands that, upon the terms and subject to the conditions of the exchange offers, Starwood Notes of any series validly tendered and accepted for exchange will be exchanged for Marriott Notes of the corresponding series. The undersigned understands that, under certain circumstances, Marriott may not be required to accept any of the Starwood Notes tendered (including any such Starwood Notes tendered after the Expiration Date). If any Starwood Notes are not accepted for exchange for any reason or if Starwood Notes are withdrawn, such unexchanged or withdrawn Starwood Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein under the book-entry transfer procedures described in the Prospectus as promptly as practicable after the Expiration Date or termination of the applicable exchange offer.

Subject to and effective upon the acceptance for exchange and issuance of Marriott Notes and the payment of the cash consideration, in exchange for Starwood Notes tendered upon the terms and subject to the conditions of the exchange offers, the undersigned hereby:

(1)	irrevocably sells, assigns and transfers to or upon the order of Marriott all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such Starwood Notes tendered thereby;

(2)	represents and warrants that such Starwood Notes tendered were owned as of the date of tender and, upon acceptance of such Starwood Notes for exchange, will be transferred, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

(3)	consents to the proposed amendments described in the Prospectus under “The Proposed Amendments” with respect to the series of Starwood Notes tendered.

The undersigned understands that tenders of Starwood Notes under any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by Marriott, will constitute a binding agreement between the undersigned and Marriott upon the Terms and Conditions, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Starwood Notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of Marriott) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such Starwood Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of Marriott;

(2)	present such Starwood Notes for transfer of ownership on the books of Marriott;

(3)	deliver to the trustee under the Marriott Indenture and the applicable Starwood Trustee this Letter of Transmittal as evidence of the undersigned’s consent to the proposed amendments;

(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Starwood Notes, all in accordance with the terms of the exchange offers, as described in the Prospectus; and

(5)	receive on behalf of the undersigned the Marriott Notes issuable, and cash payable, in respect of such Starwood Notes upon their acceptance for exchange.

The undersigned further acknowledges and agrees that under no circumstances will interest on the cash consideration or any accrued and unpaid interest on such portion, be paid by Marriott, by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Marriott be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

By execution hereof, the undersigned hereby represents that if it is located outside the United States, the exchange offers and consent solicitations and the undersigned’s acceptance of such exchange offers and consent solicitations do not contravene the applicable laws of where it is located and that its participation in the exchange offers and consent solicitations will not impose on Marriott any requirement to make any deliveries, filings or registrations.

The undersigned hereby represents and warrants as follows:

(1)	The undersigned (i) has full power and authority to tender the Starwood Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such Starwood Notes and (ii) either has full power and authority to consent to the proposed amendments to the Starwood Indentures and the Starwood Notes or is delivering a duly executed consent (which is included in this Letter of Transmittal) from a person or entity having such power and authority.

(2)	The Starwood Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such Starwood Notes by Marriott, Marriott will acquire good, indefeasible and unencumbered title to such Starwood Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by Marriott.

(3)	The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Marriott to be necessary or desirable to complete the sale, assignment and transfer of the Starwood Notes tendered hereby, to perfect the undersigned’s consent to the proposed amendments or to complete the execution of the Supplemental Indenture with respect to each applicable series of Starwood Notes.

(4)	The undersigned acknowledges that none of Marriott, Starwood, the dealer manager, the exchange agent and information agent, the trustee of the Marriott Notes, the Starwood Trustees or any other person has made any statement, representation, or warranty, express or implied, to it with respect to Marriott, Starwood or the offer or sale of any Marriott Notes, other than the information included in the Prospectus (as supplemented to the Expiration Date).

(5)	Each holder and transferee of a Marriott Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Marriott Notes constitutes assets of any Plan or (ii) the acquisition and holding of the Marriott Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

(6)	The undersigned has received and reviewed the Prospectus.

(7)	The terms and conditions of the exchange offers and consent solicitations shall be deemed to be incorporated in, and form a part of this Letter of Transmittal, which shall be read and construed accordingly.

The undersigned understands that consents may be revoked and tenders of Starwood Notes may be withdrawn only at any time before the Expiration Date of the exchange offers. A valid withdrawal of tendered Starwood Notes before the Expiration Date will constitute the concurrent valid revocation of such holder’s related consent. A notice of withdrawal with respect to tendered Starwood Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Starwood Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Starwood Notes of such amendment, and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Starwood Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Unless otherwise indicated under “Special Payment Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Starwood Notes Tendered and in Respect of Which Consents are Delivered” for the cash consideration in respect of any Starwood Notes accepted for exchange and for any book-entry transfers of Starwood Notes not accepted for exchange. If the “Special Payment Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account indicated therein for any cash exchange consideration in respect of any Starwood Notes accepted for exchange and for any book-entry transfers of Starwood Notes not accepted for exchange in the name of the person or account indicated under “Special Payment Instructions.”

The undersigned recognizes that Marriott has no obligations under the “Special Payment Instructions” provisions of this Letter of Transmittal to effect the transfer of any Starwood Notes from the holder(s) thereof if Marriott does not accept for exchange any of the principal amount of the Starwood Notes tendered under this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering Starwood Notes will be deemed to be repeated and reconfirmed on and as of each of the Expiration Date and Settlement Date.

IMPORTANT: PLEASE SIGN HERE WHETHER OR NOT STARWOOD NOTES

ARE BEING PHYSICALLY TENDERED HEREBY

(PLEASE ALSO INCLUDE A COMPLETED FORM W-9 OR APPLICABLE FORM W-8)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders, and consents to the proposed amendments to the applicable Starwood Indentures (and to the execution of the Supplemental Indentures effecting such amendments) with respect to, the principal amount of each series of Starwood Notes indicated in the table above entitled “Description of Starwood Notes Tendered and in Respect of Which Consents are Delivered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of Starwood Notes

X
X

Dated:                     , 2016

(The above lines must be signed by the registered holder(s) of Starwood Notes as the name(s) appear(s) on the Starwood Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Starwood Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by Marriott, submit evidence satisfactory to Marriott of such person’s authority so to act. See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name(s):
(Please Print)
Capacity:

Address:
(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED)

See Instruction 4.

Certain signatures must be guaranteed by a Medallion Signature Guarantor.

Signature(s) guaranteed by a Medallion Signature Guarantor:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Including Zip Code)

(Area Code and Telephone Number)
Dated: , 2016

SPECIAL PAYMENT INSTRUCTIONS

(See instructions 2, 4 and 5)

To be completed ONLY if (i) payment of any cash amounts is to be credited to an account maintained at DTC other than the account indicated above, or (ii) Starwood Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

☐    Credit any cash amounts or unexchanged Starwood Notes delivered by book-entry transfer to DTC account number set forth below:

(DTC Account Number)

Name of Account Party:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders either if certificates are to be forwarded herewith or if tenders of Starwood Notes are to be made by book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Certificates for all physically tendered Starwood Notes or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Starwood Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the expiration date of the applicable exchange offer.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the applicable exchange offer by causing DTC to transfer Starwood Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer before the expiration date of such exchange offer. The exchange agent will make available its general participant account at DTC for the Starwood Notes for purposes of the exchange offers.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to Marriott, Starwood, DTC or the dealer manager.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose Starwood Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee, should be aware that such custodial entity may have deadlines earlier than the expiration date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s Starwood Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such Starwood Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither Marriott or the exchange agent is under any obligation to notify any tendering holder of Marriot’s acceptance of tendered Starwood Notes before the expiration of the exchange offers.

2. Delivery of Marriott Notes. Marriot Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of the Starwood Notes Tendered and in Respect of Which Consents are Delivered.” Failure to do so will render a tender of Starwood Notes defective and Marriott will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities through DTC) to arrange for receipt of any Marriott Notes delivered under the exchange offers and to obtain the information necessary to complete the table.

3. Amount of Tenders. Tender of Starwood Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Starwood Notes must continue to hold Starwood Notes in the minimum authorized denomination of $2,000 principal amount.

4. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Starwood Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Starwood Notes and the holder(s) has/have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal; or

•	the Starwood Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the Starwood Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Starwood Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Starwood Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the Starwood Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of Starwood Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such Starwood Notes.

If this Letter of Transmittal is signed by the registered holder or holders of the Starwood Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Starwood Notes) listed and tendered hereby, no endorsements of the tendered Starwood Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Starwood Notes, the registered holder (or acting holder) must either validly endorse the Starwood Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Starwood Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Starwood Notes, exactly as the name of such participant appears on such security position listing), with the signature on the Starwood Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the Starwood Notes are tendered for the account of an eligible institution).

If Starwood Notes are to be tendered by any person other than the person in whose name the Starwood Notes are registered, the Starwood Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the Starwood Notes, with the signature(s) on the Starwood Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person under a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

Marriott will not accept any alternative, conditional or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Starwood Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Marriott, evidence satisfactory to Marriott of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Starwood Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such Starwood Notes.

5. Special Payment Instructions. If cash consideration for the Starwood Notes tendered hereby is to be credited to a DTC account other than as indicated in the table entitled “Description of the Starwood Notes Tendered and in Respect of Which Consents are Delivered,” the signer of this Letter of Transmittal should complete the “Special Payment Instructions” box on this Letter of Transmittal. All Starwood Notes tendered by book-entry transfer and not accepted for exchange will otherwise be returned by crediting the account at DTC designated above for which Starwood Notes were delivered.

6. Transfer Taxes. Marriott will pay all transfer taxes, if any, applicable to the transfer and sale of Starwood Notes to Marriott in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Starwood Notes tendered by such holder.

7. U.S. Federal Backup Withholding and Withholding Tax, Tax Identification Number. Under current U.S. federal income tax law, the exchange agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders of Starwood Notes (or other payees) under the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of Starwood Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (‘TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS by calling l-800-TAX-FORM (l-800-829-3676) or from the IRS website at http:/www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 28%). If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or payments made with respect to Starwood Notes exchanged under the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal fines and penalties. See IRS Form W-9 for additional information. Certain holders (including, among others, generally all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders (other than foreign holders) should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign holders, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. The applicable IRS Form W-8 can be obtained from the IRS or from the exchange agent.

If backup withholding applies, the exchange agent is required to withhold on any payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, such holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Marriott and Starwood reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

8. Validity of Tenders. All questions about the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Starwood Notes will be determined by Marriott in its sole discretion, which determination will be final and binding. Marriott reserves the absolute right to reject any and all tenders of Starwood Notes not in proper form or any Starwood Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Marriott also reserves the absolute right to waive any defect or irregularity in tenders of Starwood Notes, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions of the exchange offers and consent solicitations (including this Letter of Transmittal and the instructions hereto) by Marriott shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Marriott Notes must be cured within such time as Marriott shall determine. None of Marriott, Starwood, the exchange agent and information agent, the dealer manager, the trustee under the Marriott Indenture, the Starwood Trustees or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Starwood Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Starwood Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Starwood Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the expiration date of the applicable exchange offer or the withdrawal or termination of such exchange offer.

9. Waiver of Conditions. Marriott reserves the absolute right to amend or waive any of the conditions to the exchange offers and consent solicitations, except the condition that the registration statement relating to the Marriott Notes has been declared effective by the SEC. The proposed amendments may become effective with respect to any series of Starwood Notes for which the Requisite Consents are received and the Requisite Consent Conditions have been satisfied or, where permitted, waived.

10. Withdrawal. Tenders may be withdrawn only under the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers and Consent–Withdrawal of Tenders and Revocation of Corresponding Consents.”

11. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the information agent at the address and telephone number indicated herein.

In order to tender, a holder of Starwood Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The Exchange Agent for the exchange offers and the consent solicitations is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):	By Email:	By Mail or Hand:
(212) 430-3775 or (212) 430-3779	contact@gbsc-usa.com	65 Broadway-Suite 404 New York, New York 10006

Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.

The Information Agent for the exchange offers and the consent solicitations is:

Global Bondholder Services Corporation

65 Broadway–Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

All others call toll free: (866) 470-4300

contact@gbsc-usa.com

The Dealer Manager for the exchange offers and the consent solicitations is:

Deutsche Bank Securities

60 Wall Street

New York, NY 10005

Attention: Liability Management Group

Collect: (212) 250-2955

Toll-Free (866) 627-0391